Exhibit 4.44

Information technology service contract

Contract No.: 2023-SL-01-003

Party A: Xiamen Pop Digital Technology Co., LTD
Contact person: Lin Xiaocheng	Tel.: 18060979708 | WeChat ID:
Address : Room 2,304, No.168, Fengqi Road, Software Park, Torch High-tech Zone, Xiamen
zip code :	fax NO:
E-mail: QQ number:

Party B: Sang (Xiamen) network technology
Contact person: Coanne Tel.: 0592-5028922 WeChat ID:
Address : Unit 2,1801, Bird Wealth Center, No.1 Hualien Road, Siming District, Xiamen
Postal code: 361001	fax NO:
Email: cancer @ xmwenzhao.com	QQ number:

In accordance with the relevant provisions of the Civil Code of the People’s Republic of China, party A and Party B, on the principle of equality, voluntary and mutual investigation, enter into the following contract terms concerning the relevant IT services provided by Party B to Party A through full negotiation, which shall be complied with by both parties.

one, Service matters

1. Party B is the “authorized agent” of the online media promotion platform Toutiao, and Party A agrees to entrust Party B to act as the agent I. The platform shall provide party A with information promotion services for Party A and pay the corresponding service fee to Party B in accordance with the provisions hereof. The specific platform shall be subject to the platform listed in Annex 1, Confirmation of Reconciliation.

2. The information technology service agreed in this Contract refers to a technical service that displays Party A’s information on the result page of the above platform and relevant pages (collectively referred to as “Display Page”).

3. Party B shall provide information services to Party A only for account opening and recharge services on the above media platform. During the service term, Party A shall operate the platform account and promote the release. Party B shall assist Party A in opening accounts and providing recharge. If Party A needs Party B to provide other services, or if Party B needs to provide the information on behalf of the operating platform, both parties shall sign a written supplementary agreement and pay separately.

two, term of service

1. Period of service: 01/01/2023 – 12/31/2023

2. One months before the expiration of this contract, if both parties agree to renew the contract, the contract will be signed separately. If both parties fail to renew the contract, the contract will automatically terminate upon the expiration of the service term.

three, Account management

1. Party a shall provide the following information to party b to the platform for party b to apply for the account : business license, legal representative identity certificate, a power of attorney, trademark registration certificate, patent certificate to prove the operator legal operation of valid licenses, party a for the authenticity of the materials provided and assume full responsibility. If party A’s qualification and certification documents do not comply with laws and relevant provisions and cause losses to Party B (including but not limited to the civil liability and administrative penalty borne by Party B to Party A), Party A shall bear full liability for compensation.

2. Party A confirms that if the account of Platform F is ” Party A’s AIL account, and the relevant rights and obligations of the related account, Party A shall assume the rights and obligations as agreed herein: O

3. Party A shall take strict confidentiality measures for the information and password of the account. If the original I of Party A leaking the password causes the loss of funds in the account or fails to deduct the fees normally, party A’s door bank shall bear the responsibility.

4. The ownership of the account shall belong to the platform. After the expiration of the cooperation term, if both parties fail to renew the contract, the platform or Party B shall have the right to accept the right to use the account. In the ownership and management of Party A’s operating account, Party A shall abide by the use rules issued by the platform. Party A has fully understood and recognized the use rules of the Pingtai account. If the operation of the platform has the right to adjust the use rules of the account according to the operation needs of the platform, Party A shall not hold any objection. If Party A violates the use rules, the consequences caused by it shall be borne by Party A itself. Since Party B does not participate in the operation of Party A’s platform account, Party A shall bear all the responsibilities arising from the operation of dingguan platform account and has nothing to do with Party B.

four, Recharge and fund management

I . The platform agreed herein is in the pre-recharge system mode, and Party A shall pay RMB to Party B within all working days after the Contract comes into effect _____ Yuan (capital :_____ Ten thousand yuan only), as the pre-recharge payment for Party A’s network promotion, Party B shall receive the pre-recharge payment and recharge the platform according to Party A’s promotion and release needs.

2. During the term of cooperation, Party A shall judge whether to recharge according to the account balance. If Party A decides to recharge, it shall request Party B in email or other written form and pay the corresponding recharge amount to Party B’s bank account in time. If party A’s delay in request or payment, Party A shall bear the responsibility, and Party B shall not bear any responsibility.

3. Party A recognizes and accepts all provisions on promotion services (including but not limited to product introduction, price standards, notices, specifications, agreements, etc.) issued by the corresponding platform, and the relevant provisions of the above platform (including the revision of the provisions or rules made by the platform after the signing of this Contract) shall be regarded as valid attachments of this Contract.

4. The deduction rules of funds in Party A’s account. : Bidding promotion or brand promotion, if the above deduction rules and the platform rules do not caused, the platform rules shall prevail. If Party A has any objection to the deduction of the platform, it shall apply to the corresponding platform (referred to as compensation). Party B shall provide necessary assistance, but Party A shall not require Party B to bear the corresponding responsibilities.

5. Party A shall not require Party B or the platform to return the funds into the account of the platform after the platform has actually promoted and the fee is deducted. If Party A needs to return the remaining funds in the account, Party A shall notify Party B in writing in advance and return them to Party A without interest after Party B.

6. Upon the expiration of the cooperation term between both parties, if both parties fail to renew the contract and there is any balance in Party A’s account, Party B shall have the right to withdraw from the relief household without spending the remaining money, and the parties shall return the balance to the original account after the renewal of the contract.

five, Content production

1 . Party a on the platform to promote the required information content are made and provided by party a, but party a shall be responsible for the content of the authenticity, legitimacy and validity, if because of party a’s information responsibility, by party a, if lead to party b or platform economic losses, party a shall’ and bear the liability for compensation.

2. If Party A is in the flat ft I. If the information required for promotion needs to be produced by Party B, Party A shall sign a contract with Party B and pay additional fees.

six, Promote the rules

1. The information released by Party A shall not violate the provisions of national policies, laws and regulations, shall not violate social order and good customs, shall not involve social sensitive issues, shall not infringe the legitimate rights and interests of others, including privacy rights, intellectual property rights, etc. Otherwise, all responsibilities arising therefrom shall be borne by Party A.

2. Both party A and Party B confirm that all the data (including but not limited to information release location, consumption amount, release time, page view, exposure paper and conversion amount) shall be subject to the background data of the platform, and the future platform data shall be used as the basis for determining the facts.

3. Party B shall review the promotion information provided by Party A. Party B’s review of the contents and forms of negative interest promoted by Party A and its customers does not represent party B’s confirmation of the authenticity and legality of the aforementioned contents of Party A, and Party B shall not make any commitment to the audit results. No matter whether the promotion content is approved by Party B, if Party B finds that the information content of Party A exists during the information release process of Party A, Party B or the platform has the right to suspend the release during the prompt period). If Party A fails to make rectification, Party B shall have the right to cancel the information promotion content of Party A and shall have the right to require Party A to pay 20% of the total contract price as liquidated damages. If party B or the platform is subject to administrative punishment, information shielding or other adverse social consequences, all responsibilities (including but not limited to economic compensation) shall be borne by Party A. If any loss is caused to Party B, Party A shall also compensate for it in full.

4. Within 7 working days before the information promotion, Party A shall provide Party B with the qualification certificate, business license (copy) required to prove the authenticity and legality of the information content, product manual and other relevant certification materials required by the network promotion agency, and shall be responsible for the authenticity and legality of the certification materials provided. If the term of service provided by Party B is delayed due to Party A, Party A shall bear all responsibilities and losses, and Party B shall not bear any responsibility.

5. During the period of information promotion, Party B and the platform, if the information promotion is suspended or stopped due to hackers, network faults, national policy requirements and other reasons, shall not be liable for this.

6. If the information content to be promoted by Party A must go through the approval procedures of relevant government departments, Party A shall release the promotion only after the approval.

7. If the information content to be promoted by Party A fails to pass the review of the relevant department of the platform and causes the delay of information release, Party A shall bear the responsibility, except if the above information content is produced by Party B.

8. Party A shall abide by the rules of the media platform. If Party A violates the platform rules for losses caused to Party B, Party A shall compensate Party B in full.

9. If party a by government departments or by a third party (including but not limited to users, the holder, etc., similarly hereinafter) complaints, or party a in violation of laws and regulations and the situation of this contract (including but not limited to overdue payment / illegal on / provide false information, etc.), party b shall have the right to unilaterally to party a to take one or more of the following measures :

9.1 Stop the release of suspected illegal materials, no matter whether it has been put online.

9.2 Party A shall be required to modify the delivered materials until they meet the relevant regulations or correct the breach of contract.

9.3 All the investment materials submitted by Party A shall be taken offline, such as refusing the account.

9.4 according to the media platform penalty rules to party a, or directly deduct the party a account remaining money, related fees can be used to compensate the user loss and pay reasonable expenses, etc., including but not limited to compensation to party b, flow main loss caused by party a (such as administrative fines, the obligee claim, user compensation and confiscated information service fee, etc.). Party B may also recover the aforementioned losses from Party A separately. If Party B is fined by the platform party for this reason, Party A shall bear the corresponding losses of Party B

9.5 suspend or terminate return / rebates preferential distribution (whether there exist or have produced) and recover has issued (if any) return / rebates preferential, such as punishment, related fees can be directly deducted from party a’s account (if the return has consumed, party b shall have the right to according to the equivalent cash in party a’s account direct deduction) o

9.6 All the remaining amount from Party A’s account shall be deducted as liquidated damages, and Party B does not need to return it to Party A. If the remaining amount is insufficient to compensate Party B’s losses, Party A shall make up the amount.

9.7 Close the account, terminate this Contract, and require Party A to bear the liability for breach of contract, etc. At the same time, the platform may prohibit Party A from using the platform account again.

7. Payment and account reconciliation

1. Media platform in this contract are prepaid phone promotion system, party a should pay attention to the account of the balance, and so on and timely transfer to party b account, at the same time, party b can also according to party a’s account consumption and balance, to electronic mail, piece, telephone notification to party a, party a agrees to renew and payment, party b according to the payment amount to the media platform.

Party B’s collection account number is as follows :

Account name : Sulang (Xiamen) Network Technology Co., LTD

Bank : Lujiang Sub-branch of China Merchants Bank Xiamen Branch

Account number: 592905445210601

Without the written authorization of Party B, Party A shall not pay any money to other accounts of Party B or party B’s staff, otherwise, it shall not be deemed to be paid to Party B by Party A for the performance of this Contract, and Party A shall bear the consequences caused thereby.

2. Party b in the payment of party a in the platform account after all the money deduction consumption, party a shall be notified to party b, party b after checking, next month by party b according to the corresponding amount to party a to issue the value-added tax invoice or VAT invoice (invoice for, information technology services, information service fee, tax rate of _% [national tax adjustment of similar projects, according to the adjusted tax rate]) 0 party a’s make out an invoice information is as follows :

Company name : Xiamen Pupu Digital Technology Co., LTD

Taxpayer identification number: [*]

Registered address : Software Park, Torch Gaoxin District, Xiamen- -Room 304,168, Qi Fengqi Road.

Tel.: 18060979708

Bank of deposit : China Min sheng Bank is not limited to the Xiamen Software Park Sub-branch

Bank account number: [*]

3. If Party A changes the billing information, it shall notify Party B by email or wechat in time. If Party A fails to timely notify Party B, Party A shall bear the corresponding responsibilities. If the invoice is wrong due to Party A’s fault or Party A is unable to receive the invoice normally, it has nothing to do with Party B and Party B shall not bear all losses.

4. Account of the situation and the service system of party a shall pay to party b monthly reconciliation with party a, party b in the next month before 10 FI of the corresponding data check and form the statement, party a within 3 days after receiving party B’s statement I must be check and send back to party b, party a did not in the above deadline, as party a approval of party B’s statement data, party b has the right to claim directly to party a according to the statement data.

5. Service fee Party A and Party B shall communicate before signing the contract, and shall pay according to the communication standard : The service fee standard is: ____________________________

6. Party a if the emergency need party b advances prepaid, should be agreed by party b, if party b agreed to advance payment of party a, party a shall advance in party b within the date of 3 ” I to party b advances to party b, if the overdue, party b has the right to suspend the performance of the service under this contract, withdrawal within the remaining funds (if any) and require party a to pay the fee immediately. At the same time, Party A shall, therefore.“And shall be liable for breach of overdue payment to Party B as agreed herein.

And I, intellectual property

1. Both parties guarantee that the materials, information, materials and documents provided by one party to the other party are legally obtained and will not infringe the intellectual property rights and other legitimate rights and interests of any other person, otherwise, the liability shall be borne by the supplier Bai, and if the economic losses caused to the other party are caused, the Provider shall be liable for compensation.

2. Both parties guarantee that the hardware, software, program, password, trade name, technology, license, patent, trademark, technical knowledge and business process of the other party is legally owned by the other party, and shall not have any form of transfer, transfer or share due to the signing of this contract, and the party shall not have any rights or interests thereto.

3. If one party finds that the other party has the right to act against the protection of intellectual property rights, it shall ask the Dan party to immediately stop the infringement and bear the responsibility of the compensation.

9. Confidentiality

1. Party A and Party B shall keep confidential the confidential information of the other party during the performance of this Contract. Except for the performance of this Contract, the receiving receiver shall not disclose to a third party the confidential information of the other party (including its branches, holding company and joint venture) without the performance of its obligations under this Contract. Confidential information includes technical information and business information, which includes but is not limited to operation manual, technical scheme, engineering design, technical indicators, technical report, experimental data, work progress and related correspondence, etc. Business interest includes but is not limited to the purchase plan of the receiver, product price, product use, the negotiation between the parties, any documents signed, including the contract, agreement, memorandum, and all information contained in Xian lin, but the corresponding information released by Party A through promotion will not be the confidential information agreed herein.

2. Without the written consent of the other party, the receiving Party shall not use any confidential information of the other party beyond the purpose of cooperation, whether oral or written, or in the form of disk, film or electronic piece.

3. The receiving party shall protect Jt at least the same as J and, at least not less than reasonable discretion to prevent the theft or any unauthorized use, disclosure or dissemination of the confidential information.

4. Employees of the Receiving Party shall be limited to knowing the purpose necessary to access the confidential information of the other party, but shall be subject to the confidentiality provisions at least as strict as this Contract. If the ordinary member of the other party violates the confidentiality agreement of this contract, the other party shall be jointly and severally liable.

5. When the other party proposes to recover the relevant materials of the confidential information, the receiving party shall return the relevant materials and their copies (if any) to the other party, or destroy the materials and their copies at the request of the other party and provide relevant certificates.

6. Unless expressly expressed, the other party shall not grant the recipient any patent, trademark, copyright, trade secret and other intellectual property rights.

7. If any agreement in violation of the provisions of the other party has the right to the degree of confusion and damage caused one or more of the following remedies : termination of the cooperation: the default party according to the contract total to the other party in full payment : claim compensation for the corresponding losses and expenses (including but not limited to legal fees, forensic fees, etc.).

8. This contract. The confidentiality obligation of the Parties shall be valid forever unless the confidential information has been fully disclosed or the disclosing party announces that the information will not be kept confidential.

X. Liability for breach of contract

1. If Party A delays in making the payment, L1 shall pay party B a transfer of 5% of the payable amount II. H Party B has the right to stop the services provided. Party A shall bear the consequences arising therefrom, and Party B shall not bear any responsibility. If the delay is more than 15 days, Party B shall have the right to terminate the contract and require Party A to pay 20% of the total contract price.

2. If this Contract is terminated not due to Party B’s subjective fault, or Party A unilaterally terminates this Contract in advance, the fees charged by Party B will not be refunded. If party B causes any losses thereby, Party A shall compensate Party B for all the actual losses.

3. If this Contract is terminated in advance due to Party B’s subjective fault, Party B shall refund the money not consumed in Party A’s account and cause losses to Party A, Party B shall also compensate all the actual losses of Party A.

H ^ 1. Special liability exemption

1. Party a understand, in the interests and business needs, the media and the platform, website may not regularly to its website service content, layout, page design, such as the adjustment affect the data under this contract (including but not limited to release location data promotion time, etc.), party a will give * fully understanding, party b shall minimize the impact to a minimum.

2. Party A understands that in order to launch the normal operation of the platform and station, the media will shut down the website regularly or irregularly. If the information under this Agreement cannot be released according to the plan, Party A will understand and Party B shall notify Party A within the shortest time.

3. In addition to the above circumstances, if the promotion information cannot be provided due to the media party for other reasons, Party A shall understand and Party B shall timely notify Party A and make adjustments to the delivery plan to minimize the impact.

4. Party A agrees that if party B fails to release the promotion information as planned due to the above circumstances, party B shall not be deemed as breaching the contract.

XII. Anti-corruption clause

1. The parties shall urge their employees, agents, consultants and other personnel in the performance of this Contract (collectively, “interested personnel”) to observe all laws and regulations related to the anti-bribery road and anti-corruption, and shall not engage in any form that may involve bribery, corruption, extortion, duty occupation or other illegal acts.

2 . Either Party shall guarantee that the other party or the interested party of the other party is protected from any expenditure, damage, liability, loss or expense directly or indirectly caused by the violation of the party by the interested party against bribery law. In case of any violation, the other party shall bear the full liability for compensation to the other party.

XIII. Notice and service

1. All notices between the parties are in writing and may be delivered by special person, registered mail, express mail, fax, E-mail, etc.

2. Both parties agree that the scope of application of the contact information of both parties determined in the first part of this contract shall be sent by both parties in non-litigation Such notices, contracts and other documents also include the service of relevant documents and legal documents in the event of contract disputes, and all judicial procedures such as preservation, filing, first instance, second instance, retrial and execution procedures after the dispute enters the civil procedure.

3. The contact information determined by both parties in the first part of this contract is the basic communication mode. If any party changes, it shall promptly notify the other party unilaterally. Otherwise, the service of the other party to the communication mode before the change according to the delivery method agreed herein shall still be deemed as valid service, and the other party fails to timely notify the party to bear the adverse consequences arising therefrom.

XIV. Application of the law and dispute resolution methods

This Contract is governed by the laws of the People’s Republic of China. Any dispute arising out of this contract or in connection with this contract, the two parties shall first based on the principle of mutual accommodation and negotiation, negotiation, the dispute to the location of the local people’s court, resulting including fees, preservation, security, attorney’s fees, fees, announcement, adjustment, assessment, travel, auction, enforcement and so on all expenses shall be borne by the losing party.

XV. Other agreements

1. This contract shall come into force upon the signature of both parties (signed by a natural person, the official seal of the legal person or other organization or the contract is special /). After negotiation by both parties, this contract may be supplemented, modified, or concluded in advance II. This contract.

2. To facilitate the legal effect of the contract and the contract and confirmation letter signed by both parties through the scanning of data messages (including electronic data exchange and electronic email), both parties have the obligation to exchange the original contract to the other party by mail.

3. The Chinese side understands that Party B has the needs of annual examination and zhou planning, so Party A shall not terminate the promotion agency authorization / cancellation of the delivery account no matter whether the release is completed or the contract expires or not. If Party A needs to terminate the authorization or cancel the account, it shall notify Party B in writing 7 working days in advance to reserve time for Party B to keep the relevant information of the account ; otherwise, it shall be deemed that Party A shall have moved the contract and shall be liable for breach of contract in accordance with Article 10 hereof.

4. Failure or delay of any party in exercising any of its rights, powers, compensation or compensation under this Contract shall not be deemed as a waiver of such rights, indemnity or compensation. The exercise of the rights, powers, indemnity or compensation of this Contract in whole or in part shall not affect the exercise of any other rights, powers, indemnity or compensation.

5. If any content of any clause under this Contract is judged to be invalid or unenforceable, then the other contents of this clause and the other clauses of this Contract shall remain in full force and effect and IL shall not be affected by the contents of such invalid clause.

6. The title of each provisions of the Contract are for purposes only and shall not restrict, extend or other interpretation of the provisions of the Contract.

7. This contract is made in duplicate, with each party holding one copy and each copy having the same legal effect.

(No text available below)

Date: January 01, 2023	Date: January 01, 2023